EXHIBIT 10.1
INDEMNIFICATION AGREEMENT
THIS AGREEMENT (the “Agreement”) is made and entered into as of [●], 20[●] between Triton International Limited, an exempted company incorporated with limited liability under the laws of Bermuda (the “Company,” which term shall include where appropriate, any Person (as hereinafter defined)), and [NAME] (“Indemnitee” and, together with the Company, the “Parties”).
WHEREAS, it is essential to the Company that it be able to retain and attract as directors the most capable persons available;
WHEREAS, increased corporate litigation has subjected directors to litigation risks and expenses, and the limitations on the availability of directors’ and officers’ liability insurance has made it increasingly difficult to attract and retain such persons;
WHEREAS, the Company desires to provide Indemnitee with specific contractual assurance of Indemnitee’s rights to indemnification against litigation risks and expenses (regardless of, among other things, any amendment to or revocation of the Company’s organizational documents, each as amended from time to time (the “Organizational Documents”), any change in the ownership of the Company or the composition of its Board of Directors) which indemnification is intended to be greater than that which is afforded by the Organizational Documents;
WHEREAS, in accordance with the authorization as provided by applicable law and pursuant to the provisions of the memorandum of association and bye-laws of the Company, the Company shall maintain a policy or policies of directors’ and officers’ liability insurance (“D & O Insurance”), covering certain liabilities which may be incurred by its directors in the performance of their obligations to the Company;
WHEREAS, in order to induce Indemnitee to serve as a director of the Company, the Company has determined and agreed to enter into this Agreement with Indemnitee; and
[WHEREAS, Indemnitee has certain rights to indemnification and/or insurance provided by [Sponsor Name] and/or its Affiliates (together, “Sponsor”) which Indemnitee and the Sponsor intend to be secondary to the primary obligation of the Company to indemnify Indemnitee as provided herein, with the Company’s acknowledgement and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve on the Board of Directors of the Company.]
NOW, THEREFORE, in consideration of Indemnitee’s service as a director, the Parties hereto agree as follows:
1.Definitions. For purposes of this Agreement:

“Affiliate” (and by correlation, “Affiliated”) shall mean as to any Person, any other Person that directly or indirectly Controls, is controlled by, or is under common Control with, such Person[; provided, that the Company shall not be deemed an Affiliate of any Sponsor].

“Company Status” describes the status of a person who is serving or has served (i) as a manager, director, partner, trustee, officer, employee, venturer, proprietor, trustee, agent or similar functionary of the Company, including as a member of any committee of the Board of Directors, (ii) in any capacity with respect to any employee benefit plan of the Company, or (iii) as a manager, director, partner, trustee, officer, employee, venturer, proprietor, trustee, agent or similar functionary of any other Person (as defined below) at the request of the Company. For purposes of subsection (iii) of this definition, a director of the Company who is serving or has served as a manager, director, partner, trustee, officer, employee or agent of a Subsidiary (as defined below) shall be deemed to be serving at the request of the Company.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “Controlled” has a correlative meaning.
“Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.
“Expenses” shall mean any and all reasonable direct and indirect fees, costs and expenses incurred in connection with any Proceeding (as defined below), including, without limitation, reasonable attorneys’ fees and related disbursements, retainers, fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), interest, penalties, court costs, arbitration costs and fees, transcript costs, costs of investigation, witness fees, fees and expenses of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services and other reasonable disbursements and expenses.
“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company, Indemnitee [or the Sponsor] in any matter material to [either] [any] such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing the Company, Indemnitee [or the Sponsor] in an action to determine Indemnitee’s rights under this Agreement.
“Liabilities” shall mean any and all direct and indirect judgments, damages, deficiencies, liabilities, losses, penalties, excise taxes, fines, assessments and amounts paid in settlement, including any interest and any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payment under this Agreement.
“Person” shall mean any individual, partnership, corporation, limited liability company, unincorporated organization or association, trust (including the trustees thereof in their capacity as such) or other entity (including any governmental entity), whether organized under the laws of (or, in the case of individuals, resident in) Bermuda, the United States (or any political subdivision thereof) or any foreign jurisdiction.
“Proceeding” shall mean any threatened, asserted, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, inquiry, administrative hearing, appeal, or any other proceeding (including, without limitation, shareholder claims, actions, demands, suits, proceedings, investigations and arbitrations), whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal, including a proceeding initiated by Indemnitee pursuant to Section 7 of this Agreement to enforce Indemnitee’s rights hereunder, and shall include a Proceeding pending on or before the date of this Agreement.
“Subsidiary” shall mean any Person of which the Company owns (either directly or through or together with another Subsidiary of the Company) either (i) a general partner, managing member or other similar interest or (ii) (A) more than 50% of the voting power of the voting capital equity interests of such Person, or (B) more than 50% of the outstanding voting capital stock or other voting equity interests of such Person.
2.Agreement to Indemnify.

(a)    Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 2(a) if, by reason of Indemnitee’s Company Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding other than a Proceeding by or in the right of the Company or a Proceeding instituted by Indemnitee pursuant to Section 7 of this Agreement to enforce Indemnitee’s rights under this Agreement. Pursuant to this Section 2(a), the Company shall and hereby does indemnify the Indemnitee, to the fullest extent permitted by law, against all Expenses and Liabilities incurred or paid by Indemnitee in connection with such Proceeding, if the Indemnitee acted in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, Indemnitee had no reasonable cause to believe that Indemnitee’s conduct was unlawful and such Expenses and Liabilities are not found by a court of competent jurisdiction upon entry of a final non-appealable judgment to be the result of Indemnitee’s fraud or dishonesty.
(b)    Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 2(b) if, by reason of Indemnitee’s Company Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company. Pursuant to this Section 2(b), the Company shall and hereby does indemnify the Indemnitee, to the fullest extent permitted by law, against all Expenses and Liabilities incurred or paid by Indemnitee in connection with such Proceeding, if the Indemnitee acted in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, Indemnitee had no reasonable cause to believe that Indemnitee’s conduct was unlawful and such Expenses and Liabilities are not found by a court of competent jurisdiction upon entry of a final non-appealable judgment to be the result of such Indemnitee’s fraud or dishonesty; provided, however, that, if applicable law so requires, no indemnification against such Expenses or Liabilities shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that the Supreme Court of Bermuda or other court of competent jurisdiction shall determine that such indemnification may be made.
(c)    Indemnification for Expenses and Liabilities of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Company Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified to the fullest extent permitted by law against all Expenses and Liabilities incurred or paid by Indemnitee in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses and Liabilities incurred or paid by Indemnitee in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
(d)    [Additional Indemnitees. If any of the Sponsor, any Affiliate of the Sponsor, any Sponsor Indemnitor (as defined in Section 8 below) or its insurer, or any direct or indirect partner, manager, member, shareholder, employee, director, officer or agent of such Person (collectively, the “Additional Indemnitees”) is or was a party or is threatened to be made a party to or is otherwise involved in (including, without limitation, as a witness or responding to discovery) any Proceeding, and such Additional Indemnitee’s involvement in the Proceeding arises from the Indemnitee’s Company Status, or from such Additional Indemnitee’s financial interest (whether through equity, debt or otherwise) in or control or alleged control of the Company, then such Additional Indemnitee shall be entitled to all of the indemnification rights and remedies (including, without limitation, the advancement of Expenses pursuant to comparable procedures as those set forth in Section 5 with respect to advancement of Expenses therein), and shall to the extent indemnified hereunder undertake the obligations, of the Indemnitee under this Agreement to the same extent as the Indemnitee. The Company and Indemnitee agree that the Additional Indemnitees are express third party beneficiaries of the terms hereof.]
3.Contribution in the Event of Joint Liability.

(a)    Whether or not the indemnification provided in Sections 2 or 4 hereof is available, in respect of any threatened, pending or completed Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee to the fullest extent permitted by law. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) without the prior written consent of Indemnitee, such consent not to be unreasonably withheld or delayed.
(b)    Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in, or otherwise incurs any Expenses or Liabilities in connection with, any threatened, pending or completed Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses and Liabilities incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses or Liabilities, as well as any other equitable considerations which the law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.
(c)    The Company hereby agrees, to the fullest extent permitted by law, to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by shareholders, officers, directors or employees of the Company who may be jointly liable with Indemnitee.
4.Indemnification for Expenses of a Witness or in Response to a Subpoena. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee, is by reason of Indemnitee’s Company Status, a witness in any Proceeding to which Indemnitee is not a party, or receives a subpoena in any Proceeding to which Indemnitee is not a party, the Company shall and hereby does indemnify the Indemnitee, to the fullest extent permitted by law, against all Expenses paid or incurred by Indemnitee in connection therewith and in the manner set forth in this Agreement.

5.Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Company Status within ten (10) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined by a final, non-appealable order of the Court of Chancery of the State of Delaware or other court of competent jurisdiction that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free and made without regard to Indemnitee’s financial ability to repay such Expenses.

6.Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are at least as favorable as may be permitted under the Organizational Documents, applicable law and public policy of Bermuda. Accordingly, the Parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a)    To obtain indemnification (including, but not limited to, the advancement of Expenses and contribution by the Company) under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification.
(b)    Upon written request by Indemnitee for indemnification pursuant to Section 6(a) hereof, a determination with respect to Indemnitee’s entitlement thereto, if required by applicable law, shall be made in the specific case by one of the following three methods, which shall be at the sole election of Indemnitee: (1) by a majority vote of the Disinterested Directors, even though less than a quorum, (2) by Independent Counsel in a written opinion or (3) by a panel of arbitrators, one of whom is selected by the Indemnitee, another of whom is selected by the Company and the last of whom is selected by the first two arbitrators so selected (the party making such determination, the “Determining Party”).
(c)     If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(b) hereof, Independent Counsel shall be selected as provided in this Section 6(c) and the selecting party shall promptly provide written notice of such selection to the other party hereto. Independent Counsel shall be selected by Indemnitee and approved by the Company (such approval not to be unreasonably withheld or delayed). Indemnitee or the Company, as the case may be, may, within ten (10) days after receipt of written notice of the selection of Independent Counsel, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, (i) Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit and (ii) Indemnitee may select a new Independent Counsel and the Company shall have an additional ten (10) days after receipt of notice to object. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 6(b) hereof. The Company agrees to pay the reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with its acting pursuant to Section 6(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed and regardless of whether Indemnitee is ultimately determined to be entitled to indemnification hereunder.
(d)    In making a determination with respect to entitlement to indemnification hereunder, the Determining Party shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 6(a) of this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.
(e)    If the Determining Party shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such thirty (30) day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the Determining Party in good faith requires such additional time for the obtaining or evaluating documentation and/or information relating thereto.
(f)    Indemnitee shall cooperate with the Determining Party, including providing to the Determining Party upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board of Directors, or arbitrator shall act reasonably and in good faith in making a determination under the Agreement of the Indemnitee’s entitlement to indemnification. Any costs or expenses (including, without limitation, attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Determining Party shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.
(g)    The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration), it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.
(h)    The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that the actions or omissions of the Indemnitee were not in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, or, with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.
(i)    The Company shall not settle any Proceeding in which the Indemnitee is or could reasonably be expected to become a party without the Indemnitee’s written consent, which will not be unreasonably withheld or delayed.
7.Remedies of Indemnitee.

(a)    In the event that (i) a determination is made pursuant to Section 6 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5 of this Agreement, (iii) no determination of entitlement to indemnification shall have been timely made pursuant to Section 6(b) of this Agreement after receipt by the Company of the request for indemnification, or (iv) payment of indemnification is not made within thirty (30) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6 of this Agreement, Indemnitee shall be entitled to an adjudication in the Court of Chancery of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification. The Company shall not oppose Indemnitee’s right to seek any such adjudication.
(b)    In the event that a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 7 shall be conducted in all respects as a de novo trial, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination under Section 6(b).
(c)    If a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent a prohibition of such indemnification under applicable law.
(d)    In the event that Indemnitee, pursuant to this Section 7, seeks a judicial adjudication of Indemnitee’s rights under, or to recover damages for breach of, this Agreement, or to recover under any D & O Insurance or other directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on Indemnitee’s behalf, in advance, any and all Expenses paid or incurred by him in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery. The Company shall, within thirty (30) days after receipt by the Company of a written request therefor from Indemnitee, advance such Expenses to Indemnitee pursuant to comparable procedures as those set forth in Section 5 with respect to advancement of Expenses therein.
(e)    The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.
8.Non‑Exclusivity; Survival of Rights; Insurance; Primacy of Indemnification.

(a)    The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Organizational Documents, a vote of shareholders or a resolution of directors, or otherwise. The Company shall not adopt any amendment or alteration to, or repeal of, the Organizational Documents the effect of which would be to deny, diminish or encumber the Indemnitee’s rights to identification pursuant to this Agreement, the Organizational Documents or applicable law prior to such amendment, alteration or repeal. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Organizational Documents and this Agreement, Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
(b)    The Indemnitee shall be covered by the D & O Insurance and any other insurance policy or policies providing liability insurance for directors, managers, officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, and Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies. During the period that Indemnitee maintains Company Status and for a period of six (6) years following the termination of such Company Status, the Company shall maintain for the benefit of Indemnitee D & O Insurance that is at least as favorable to Indemnitee as the existing coverage provided by the Company; provided that the Company shall not be required to maintain such a policy to the extent it is prohibited by any changes in applicable law. To the extent that the Company maintains D & O Insurance providing liability insurance for any Person on account of their Company Status, Indemnitee shall be covered by such D & O Insurance in accordance with its or their terms to the maximum extent of the coverage available for any other Person on account of their Company Status.
(c)    [The Company hereby acknowledges that Indemnitee has certain rights to indemnification, advancement of expenses and/or insurance provided by Sponsor and certain of its Affiliates and/or Affiliated investment funds (excluding, the Company and its Subsidiaries) (collectively, the “Sponsor Indemnitors”). Notwithstanding anything to the contrary in the Organizational Documents of the Company, the Company hereby agrees that, to the fullest extent permitted by law, the Company: (i) is the indemnitor of first resort (i.e., its or its insurers obligations to advance Expenses and to indemnify

Indemnitee for Expenses and Liabilities are primary and any obligation of the Sponsor Indemnitors or their insurers to advance expenses or to provide indemnification for the same Expenses or Liabilities incurred by Indemnitee are secondary), (ii) shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses and Liabilities to the extent legally permitted and as required by the terms of this Agreement and the Organizational Documents of the Company (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Sponsor Indemnitors or their insurers, and, (iii) irrevocably waives, relinquishes and releases the Sponsor Indemnitors and such insurers from any and all claims against the Sponsor Indemnitors or such insurers for contribution, by way of subrogation or any other recovery of any kind in respect thereof. In furtherance and not in limitation of the foregoing, the Company agrees that in the event that any Sponsor Indemnitor or its insurer should advance any expenses or make any payment to an Indemnitee for matters entitled to advancement or indemnification by the Company pursuant to this Agreement (or any other agreement between the Company and Indemnitee), the Company shall promptly reimburse such Sponsor Indemnitor or insurer and that such Sponsor Indemnitor or insurer shall be subrogated to all of the claims or rights of such Indemnitee under this Agreement (or any other agreement between the Company and Indemnitee), including to the payment of expenses in an action to collect. The Company agrees that any Sponsor Indemnitor or its insurer not a party hereto shall be an express third party beneficiary of this Section 8(c), able to enforce such clause according to its terms as if it were a party hereto.]
9.Exception to Right of Indemnification. Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification under this Agreement with respect to any Proceeding brought by Indemnitee, or any claim therein, unless (a) the bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors of the Company or (b) such Proceeding is being brought by the Indemnitee to assert, interpret or enforce Indemnitee’s rights under this Agreement.

10.Duration of Agreement.

(a)    Except as provided in Section 10(b), all agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director of the Company (or is or was serving at the request of the Company as a director, manager, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any current or future Proceeding (or any proceeding commenced under Section 7) by reason of Indemnitee’s Company Status, whether or not Indemnitee is acting or serving in any such capacity at the time any Expense or Liability is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer, manager or director of, or in any other capacity for, the Company or any other Entity at the Company’s request.
        (b)    Notwithstanding anything to the contrary contained in this Agreement or the Organizational Documents, the provisions of Section 10 of this Agreement, and all agreements and obligations of the Company contained therein, shall remain in full force and effect, and shall survive termination of this Agreement, with respect to matters arising before or after such termination, until such time as such provisions are explicitly waived and revoked by Indemnitee. Such waiver and revocation sha ll be made in writing to the Company and shall take effect at the time specified therein or, if no time is specified therein, at the time of receipt thereof by the Company.
11.Security. To the extent requested by the Indemnitee and approved by the Board of Directors of the Company, the Company may at any time and from time to time provide security to the Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

12.Enforcement.

(a)    The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director of the Company.
(b)    This Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the Parties hereto with respect to the subject matter hereof.
13.Fees and Expenses. The Company or its Subsidiary, as the case may be, shall reimburse the Indemnitee for all reasonable out-of-pocket expenses incurred in connection with the Indemnitee’s attendance at meetings of the Board of Directors of the Company or board of directors or managers of any of the Company’s Subsidiaries and any committees thereof, including without limitation reasonable travel, lodging and meal expenses.

14.Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

15.Modification and Waiver. Except as provided by Section 8(a) with respect to changes in applicable law that broaden the rights of Indemnitee to be indemnified by the Company, no supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the Parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16.Notice By Indemnitee. Indemnitee agrees to promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.

17.Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the second business day after the date on which it is so mailed:

1.If to Indemnitee, to the address set forth below Indemnitee’s signature hereto.

2.If to the Company, to:

Triton International Limited
[Triton International Limited Address]
Attention: [●]

Email:     [●]

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.
18.Identical Counterparts. This Agreement may be executed and delivered (including by facsimile or .PDF transmission) in two or more counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

19.Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

20.Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law; provided, however, this Agreement shall be governed by, and construed in accordance with, the laws of Bermuda, to the extent such principles or rules would require the application of laws of such jurisdiction.

21.Consent to Jurisdiction. Except as provided by the last proviso of Section 2(b) hereof, each of the Parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if the Court of Chancery declines to accept jurisdiction, any court of the State of Delaware or of the United States of America sitting in the State of Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby for any reason other than the failure to serve process in accordance with this Section 21, and irrevocably waive the defense of an inconvenient forum or an improper venue to the maintenance of any such action or proceeding. Any service of process to be made in such action or proceeding may be made by delivery of process in accordance with the notice provisions contained in Section 17. The consents to jurisdiction set forth in this Section 21 shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this Section 21 and shall not be deemed to confer rights on any Person other than the Parties. The Parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. In addition, each of the Parties agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

Remainder of Page Intentionally Blank

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on and as of the day and year first above written.
COMPANY:
TRITON INTERNATIONAL LIMITED

By:        __________________________________
Name:
Title:

INDEMNITEE:
______________________________________
[NAME]

Address: